Exhibit 4.3

COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA	FIDELITY NATIONAL INFORMATION SERVICES FIDELITY NATIONAL INFORMATION SERVICES, INC.	THIS CERTIFICATE IS TRANSFERABLE EITHER IN ATLANTA, GEORGIA OR IN NEW YORK, NEW YORK SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 31620M 10 6
THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES WITH THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF

Fidelity National Information Services, Inc. transferable on the books of the Company in person on by duly authorized attorney, upon the surrender of this certificate properly endorsed.  The Articles of Incorporation of the Company authorize the issuance of preferred stock.  The shares represented hereby will be subordinate to any outstanding shares of preferred stock issued pursuant to such authority with respect to dividends and amounts payable on liquidation.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Todd C. Johnson		/s/ Lee A. Kennedy
SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER

[SEAL]

COUNTERSIGNED AND REGISTERED:
SUNTRUST BANK

TRANSFER AGENT AND REGISTRAR
By

AUTHORIZED OFFICER

FIDELITY NATIONAL INFORMATION SERVICES, INC.

The Company will furnish without charge to each shareholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Any such request should be addressed to the Secretary of Fidelity National Information Services, Inc. or to the Transfer Agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT		as tenants by the entireties		(Cust)	(Minor)
JT TEN	–	as joint tenants with right		Under Uniform Gifts to
		of survivorship and not as		Minors Act
		tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received                                                                     hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                 shares of the capital stock represented by the within Certificate; and do hereby irrevocably constitute and appoint

                                                                                                                                                     Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURES(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.